Exhibit 16.1
                                  ------------









March 1, 2006



Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

We have read the statements included under Item 4.01 of Form 8-K dated February 23, 2006 of Wellstone Filters, Inc. and have the following comments:

1.       We agree with the statements made in Item 4.01 (a).
2. We have no basis on which to agree or disagree with the statements made in Item 4.01 (b).



Very truly yours,


/s/ Tanner LC

Salt Lake City, Utah